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                              ARTHUR ANDERSEN LLP



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Form S-4 registration statement.


                                        /s/ Arthur Andersen LLP

San Francisco, California
July 21, 1998